Exhibit 99.1

With Revenues Climbing, Innovus Pharma Adds Robert E. Hoffman as its Chief Financial Officer

Pharma veteran Hoffman comes on board as Innovus exceeds expectations for revenues and cash flow, and will work to up-list the company to a higher national exchange

San Diego, Calif., August 29, 2016  – Innovus Pharmaceuticals, Inc. ("Innovus Pharma") (OTCQB Venture Market: INNV), an emerging commercial stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men and women's health and respiratory diseases, today announced today that Mr. Robert Hoffman will join the management team as Executive Vice President and Chief Financial Officer effective September 6, 2016. A biopharmaceutical veteran with decades of experience, Hoffman joins Innovus at a time of rapid growth, with revenues and cash flow exceeding expectations, and will work to up-list the company from the OTCQB Venture Market to a higher national exchange.

“With products like Vesele®, BTH® testosterone booster and Zestra® for female arousal already successful in the marketplace, we are growing faster than expected,” said Dr. Bassam Damaj, Innovus’ Chief Executive Officer. “Hoffman’s expertise and experience will help us to continue and manage that growth, to make additional acquisitions and forge new partnerships, and to move Innovus to a higher national exchange.”

"This is an exciting time to be joining Innovus,” said Hoffman. “I look forward to working with the rest of the management team to accelerate the up-listing plans and to continue the company’s rapid growth.”

Hoffman will also oversee finance, accounting, human resources, information technology, and investor relations at Innovus.

Most recently, Mr. Hoffman was Chief Financial Officer of AnaptysBio, Inc., a clinical stage biopharmaceutical company. He was part of the founding management team of Arena Pharmaceuticals, Inc. (NASDAQ:ARNA), a biopharmaceutical company, in 1997, serving as Senior Vice President, Finance and Chief Financial Officer until 2015. He also served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company, from March 2011 to August 2011.

Mr. Hoffman is a member of the board of directors of CombiMatrix Corporation (NASDAQ:CBMX), a molecular diagnostics company, Kura Oncology, Inc. (NASDAQ:KURA), a biotechnology company, and MabVax Therapeutics Holdings, Inc. (NASDAQ:MBVX), a biopharmaceutical company. He also was a member of the Financial Accounting Standards Board’s Small Business Advisory Committee until 2015 and is a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman received his B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging leader in OTC and consumer products for men's and women's health and vitality. The Company generates revenues from its lead products (a) BTH® Testosterone Booster, (b) BTH® Human Growth Agent, (c) Zestra® for female arousal and (d) EjectDelay® for premature ejaculation and has an additional five marketed products in this space, including (e) Sensum+® for the indication of reduced penile sensitivity, (for sales outside the U.S. only), (f) Zestra Glide®, (g)Vesele® for promoting sexual and cognitive health, (i) Androferti® (in the US and Canada) to support overall male reproductive health and sperm quality, (j) BTH Vision Formula, (k) BTH Blood Sugar, among others and eventually FlutiCare™ OTC for Allergic Rhinitis, if its ANDA is approved by the U.S. FDA.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com.

Innovus Pharma's Forward-Looking Safe Harbor:

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, “up-listing” to a higher national exchange, additional acquisitions, commercial partnerships, and to achieve its other development, growth,  commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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Contact:
Brokers and Analysts
Kevin Holmes
Chesapeake Group
410-825-3930
info@chesapeakegp.com
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